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                                                                    EXHIBIT 4.4

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                              VOID AFTER 3:00 P.M.                      WARRANT
              ROCKY MOUNTAIN TIME, ON _____________________, 2002
                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

WA-

                                  [UStel LOGO]

                                  USTEL, INC.                 CUSIP 917325 11 0

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

        THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF DENVER, COLORADO


THIS CERTIFIES THAT, FOR VALUE RECEIVED


the registered holder hereof or assignee (the "Holder"), is entitled to purchase from USTEL, INC., a Minnesota corporation (the "Company"), at any time after the Warrants become separately transferable from the Common Stock with which they were concurrently issued as Units (the Separation Date") and before 3:00 p.m., Rocky Mountain Time, on _____________________, 2002, at the purchase price per Share of $4.00 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. This Warrant is subject to redemption by the Company of $0.01 per Share of Common Stock purchasable upon exercise hereof, upon 30 days' prior written notice, at any time after the Separation Date and after the ????? Market Price (determined pursuant to the Warrant Agreement) per share of Common Stock ???? ???? ??? amended $6.00 for a period of at least 20 consecutive trading days ???? ???? 30 days prior to the date of this notice of redemption, and prior to ???? of the Warrants.

        The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side ???? duly executed (with a signature guarantee as provided on the reverse side ???? and ????? payment of the Warrant Price (subject to adjustment) at the principal office in Denver, Colorado, of American Securities Transfer & Trust, Inc. (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by good check or bank draft, and as provided in the Warrant Agreement.

        The Warrants evidenced hereby are part of a duly authorized Issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,582,500 shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of __________________, 1997, between the Company and the Warrant Agent and are subject to the ???? and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance ???? consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

        Upon any partial exercise of the Warrants evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed (with signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any ???? upon the exercise of one or more Warrants. The Warrants evidenced hereby are transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

        The Holder hereof may be ???? by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the ???? owner himself for all purposes and as the person entitled to ???? ???? the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such ????, the Company may ???? the Holder hereof as the owner for all purposes.

        The Warrant certificate does not entitle the Holder hereof to any of the rights of a shareholder of the Company.

        The Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:


                               [UStel, Inc. SEAL]

PRESIDENT                                                             SECRETARY
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COUNTERSIGNED:

        AMERICAN SECURITIES TRANSFER & TRUST, INC.
                      P.O. Box 1596
                 Denver, Colorado 80201
                                     Warrant Agent


By
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                                  USTEL, INC.

                                 PURCHASE FORM

                                Mailing Address:

                 c/o American Securities Transfer & Trust, Inc.
                                 P.O. Box 1596
                             Denver, Colorado 80201

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____ shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:

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        (Please Print or Type Name, Address and Social Security Number)

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and, if said number of Shares shall not be all the Shares purchasable hereunder, that a New Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

        The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated in the space below, it will be assumed that the exercise was solicited by Barber & Bronson Incorporated.

Dated: ____________________________      _____________________________________
                                         (Name of NASD member if other than
                                         Barber & Bronson Incorporated)

Name of Holder or Assignee: __________________________________________________
                                                (Please Print)

Address: _____________________________________________________________________

______________________________________________________________________________

Signature: ___________________________________________________________________

        Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular without alteration or enlargement or any change whatsoever unless these Warrants have been assigned.

Signature Guaranteed:


_________________________________________________
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                (To be signed only upon assignment of Warrants)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________
        (Please Print or Type Name, Address and Social Security Number)

______________________________________________________________________________
the within Warrants, hereby irrevocably constituting and appointing

_____________________________________________________________________ Attorney
to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________   ______________________________________
                                             Signature of Registered Holder

                                        Note: The signature of this assignment
                                              must correspond with the name as
                                              it appears upon the face of the
                                              within Warrant certificate in
                                              every particular, without
                                              alteration, impairment or any
                                              change whatever.

Signature Guaranteed:


_____________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers,
Savings and Loan Associations and Credit Unions) WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.